UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2007

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Portfolio Recovery Associates, Inc. (the "Company"), entered into a second amendment (the "Amendment") to the Amended and Restated Loan and Security Agreement, dated as of May 5, 2006 (the "Credit Agreement"), with the wholly owned subsidiaries of the Company as grantors, and the financial institutions signatory thereto being Bank of America, N.A., Wachovia Bank, National Association and RBC Centura Bank. The Amendment is effective as of May 4, 2007.

The Amendment increases the amount of the Company’s revolving line of credit from $75,000,000 to $150,000,000, and incorporates a $50,000,000 non-revolving sub-limit. The Amendment also modifies certain other terms contained in the Credit Agreement, including, but not limited to, a modification of the Funded Debt to EBITDA ratio, the minimum Tangible Net Worth covenant and the interest rate. The Amendment also increased the advance rate on Estimated Remaining Collections.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.
(b) Proforma financial information: None.
(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

May 7, 2007	By:	/s/ Steven D. Fredrickson

Name: Steven D. Fredrickson
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

10.1	Second amendment to the Amended and Restated Loan and Security Agreement, dated as of May 5, 2006, among Portfolio Recovery Associates, Inc., as borrower, each of the Company’s wholly owned subsidiaries as guarantors, and the lenders who are parties thereto: Bank of America, N.A., Wachovia Bank, National Association and RBC Centura Bank, dated as of May 4, 2007.